Exhibit 10.22

PZENA INVESTMENT MANAGEMENT, LLC

PROFITS INTEREST AWARD AGREEMENT

This PROFITS INTEREST AWARD AGREEMENT (this “Agreement”), dated as of [DATE], (the “Date of Grant”), is delivered by Pzena Investment Management, LLC, a Delaware limited liability company (the “Company”) to [_______] (the “Participant”).

RECITALS

WHEREAS, pursuant to the terms of the [Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan] [Pzena Investment Management, Inc. Equity Incentive Plan] (the “Plan”), the Company desires to make a restricted unit grant of the Company’s Class B-1 Units to the Participant (the “Grant”), and this Agreement sets forth the terms and conditions of the Grant to the Participant.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.Conditions to Receiving Grant.  As a condition of receiving this Grant, the Participant hereby agrees that the Participant shall execute an instrument agreeing to be bound by the terms, conditions and obligations contained in the Plan and the Company’s Amended and Restated Operating Agreement, dated as of December 30, 2019, or any amendment or restatement thereof (the “Operating Agreement”), in each case in such form as the Committee (as defined in the Plan) determines, with respect to the Units (as defined below).

2.Restricted Unit Grant.  Subject to the terms and conditions set forth in this Agreement, the Committee hereby grants the Participant [______] of the Company’s Class B-1 Units, which are [LTIP Units][Other Stock-Based Awards] (as defined in the Plan) (collectively, the “Units”), subject to the restrictions and conditions set forth in this Agreement.  The Units shall have a Threshold Value, as defined in the Operating Agreement, of [__].  The Units issued to the Participant under this Agreement are intended to be treated as a profits interest for federal income tax purposes pursuant to Revenue Procedures 93-27 and 2001-43, and accordingly will have a $0 capital account as of the Date of Grant.

3.Vesting and Nonassignability of Units.

(a)The Units shall be vested in full on the Date of Grant.

As used in this Agreement, “employed by, or provide service to, the Company” shall mean employment with the Company or service as an employee or consultant or key advisor who performs services for the Company or any of its subsidiaries (so that, for purposes of satisfying conditions under this Agreement, the Participant shall not be considered to have terminated employment or service until the Participant ceases to be an employee, consultant and key advisor).

DB1/ 109856585.5

(b)If the Participant’s employment or service with the Company terminates for any reason before the Units are fully vested, the Units that are not then vested shall be forfeited and shall no longer be deemed outstanding.

(c)Except as set forth in the Operating Agreement or unless the Committee approves otherwise, in their sole discretion, during the period before the Units are fully vested (the “Restriction Period”), the Units may not be assigned, transferred, pledged or otherwise disposed of by the Participant.  The Participant may only transfer the Units based on the express approval of the Committee, and any attempt to assign, transfer, pledge or otherwise dispose of the Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Units, shall be null, void and without effect. All Units, whether or not vested, shall be subject to the transfer restrictions set forth in the Operating Agreement.

4.Effect of Vesting; Distributions.

(a)During the Restriction Period, the Participant shall receive any distributions with respect to the vested Units as provided in the Operating Agreement.

(b)The obligations of the Company to issue or deliver Units under this Agreement shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with any relevant laws and regulations.  The Company may require that the Participant represent that the Participant is holding the vested Units for the Participant’s own account and not with a view to or for sale in connection with any distribution of Units, or such other representations as the Committee deems appropriate.

(c)All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in Section 7 below to withhold amounts required to be withheld for any taxes, if applicable.

5.Forfeiture and Exchange.  The Units are subject to the exchange requirements and forfeiture terms as set forth in the Operating Agreement. Notwithstanding anything contained herein or the Operating Agreement to the contrary, the Units shall not be subject to exchange as set forth in the Operating Agreement until the second anniversary of the Date of Grant.

6.Grant Subject to Committee Determinations and Plan Provisions.  The grant of the Units under this Agreement is made pursuant to the Plan and is subject to interpretations, regulations and determinations established from time to time by the Committee in good faith including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Units, (c) changes in capitalization of the Company, and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the grant of the Units under this Agreement, and its decisions shall be conclusive as to any questions arising hereunder.

7.Withholding.  The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal (including FICA), state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the Units.

DB1/ 109856585.5

8.Tax Consequences and Election Under Section 83(b).

(a)The Participant shall execute and timely file with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), substantially in the form attached hereto as Exhibit A.  Participant shall deliver to the Company with this executed Agreement, a copy of the executed Section 83(b) election.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

(b)The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  The Participant acknowledges that the Participant will be considered the owner of the Units for tax purposes and will be subject to tax on the Participant’s share of the Company’s income without regard to vesting and without regard to whether an election is made under section 83(b) of the Code.

The Participant agrees to comply with any valuation determination that the Company makes with regard to the Units and further acknowledges that in the event of forfeiture, certain allocations of income and loss may be required for the Company to comply with the requirements of Code section 704 and the regulations thereunder.

9.Other Restrictions on Sale or Transfer of Units.

(a)The Participant is acquiring the Units solely for investment purposes, with no present intention of distributing or reselling any of the Units or any interest therein.  The Participant acknowledges that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b)The Participant is aware of the applicable limitations under the Securities Act relating to a subsequent sale, transfer, pledge or other assignment or encumbrance of the Units.  The Participant further acknowledges that the Units must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(c)Subject to the other restrictions in the Operating Agreement or this Agreement, including Section 3 of this Agreement, the Participant will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Units unless the Units are registered under the Securities Act or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

DB1/ 109856585.5

(d)The Participant realizes that there is no public market for the Units, that no market may ever develop for them, and that they have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.

(e)The Participant is aware of the applicable limitations under the Plan and the Company’s Operating Agreement relating to transfers of the Units. The Participant acknowledges and agrees that the Company may require the Participant to provide additional representations, warranties or covenants relating to the securities into which the Units are exchangeable in connection with any exchange thereof permitted under the Operating Agreement.

10.No Benefits Under Tax Receivable Agreement.  The Participant acknowledges and agrees that no Units granted under this Agreement shall be entitled to any benefits under the Tax Receivable Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc., the Company and the Continuing Members and Exiting Members named on the signature pages thereto, as amended from time to time.  This Section 10 shall be treated as part of the Operating Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

11.No Employment or Other Rights.  Neither the grant of Units nor this Agreement shall confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time.

12.Arbitration. All disputes relating to, arising from, or connected in any manner with this Agreement or the Participant’s employment with the Company shall be resolved exclusively through final and binding arbitration under the rules and auspices of JAMS pursuant to its Arbitration Rules & Procedures.  The arbitration shall be held in the Borough of Manhattan, New York, New York and the costs of such arbitration shall be borne by the Company.  The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her.  The arbitrator may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this Section 12 shall be governed and construed in accordance with the United States Federal Arbitration Act, 9 U.S.C. § 1, et seq.  The parties acknowledge that the purpose and effect of this Section 12 is solely to elect private mediation and arbitration in lieu of any judicial proceeding either party might otherwise have available in the event of a dispute, controversy or claim between the parties.  Therefore, the parties hereby waive the right to have any such dispute heard by a court or jury, as the case may be, and agrees that the exclusive procedure to redress any and all disputes, controversies and claims will be mediation and arbitration.  Nothing contained in this Section 12 shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).

13.Transfers in Violation of Agreement.  Any transfer or attempted transfer of any Unit in violation of any provision of this Agreement or the Operating Agreement shall be void, and the Company will not record such transfer on its books or treat any purported transferee of such Unit as the owner of such Unit for any purpose.

DB1/ 109856585.5

14.Amendment and Waiver.  The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Participant.

15.Assignment by Company.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

16.Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

17.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company at the address set forth in the Operating Agreement, Attention:  CEO, and any notice to the Participant shall be addressed to such Participant at the current address shown on the Company’s records, or to such other address as the Participant may designate to the Company in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[Signature Page Follows]

DB1/ 109856585.5

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this instrument, and the Participant has placed his signature hereon evidencing his agreement to the terms hereof, effective as of the Date of Grant.

PZENA INVESTMENT MANAGEMENT, LLC

By:	Pzena Investment Management, Inc., its
Managing Member

By:
Name:	Richard S. Pzena
Title:	Chief Executive Officer

I hereby accept the grant of Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement effective as of the Date of Grant.  I have read the Plan and the Company’s Operating Agreement and I agree to be bound by the terms of the Operating Agreement and this Agreement, effective as of the Date of Grant.  I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant:
[_____]

[Signature Page to Profits Interest Award Agreement]

EXHIBIT A

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code.  If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1.Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2.Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year via certified mail, return receipt requested.  THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3.Deliver one counterpart of the completed election to the Company for its files.

4.If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

DB1/ 109856585.5

Section 83(b) Election Form

This election is being made under section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulation section 1.83-2.

(1)

Name of taxpayer making election:
Address:
Social Security Number:
Tax Year for which election is being made:

(2)The property with respect to which the election is being made: [__] Class B-1 Units (the “Units”) of Pzena Investment Management, LLC (the “Company”).

(3)Date the property was transferred: [DATE].

(4)Forfeiture provision: The Units are subject to forfeiture to the Company if the taxpayer ceases to be employed by, or provide service to, the Company during the restriction period.  The restriction period lapses [INSERT SCHEDULE]

(5)The fair market value at the time of the transfer of the Units (determined without regard to any restriction other than a restriction that by its terms will never lapse) is $0.00 per Unit.

(6)The amount paid for the Units is $0.00 per Unit.

(7)A copy of this statement has been furnished to the Company.

(8)The amount to include in gross income is $0.

(8)This statement is executed as of ______________________.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the Company. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

____________________________

Taxpayer

DB1/ 109856585.5